UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                               Washington DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                 April 20, 2005
                                (April 18, 2005)
                                 Date of Report
                        (Date of earliest event reported)

                        Commission file number 333-75044


                          CATALYST LIGHTING GROUP, INC.
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

                   Delaware                                       84-1588927
-----------------------------------------------  ---------------------------------------------
 (State or other jurisdiction of incorporation                 (I.R.S. employer
               or organization)                             identification number)


               7700 Wyatt Drive
                Forth Worth, TX                                      76108
-----------------------------------------------  ---------------------------------------------
             (Address of principal                                (Zip Code)
              executive offices)

----------------------------------------------------------------------------------------------
                Issuer's telephone number, including area code: (817) 738-8181

ITEM 1.01         AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed on Form 8-K filed by Catalyst Lighting Group, Inc. ("Registrant" or the "Company") on October 5, 2004, the Company, on September 30, 2004, authorized the sale to Laurus Master Fund, Ltd. ("Laurus") of (1) a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000), which is convertible into the Registrant's common stock at an initial fixed conversion price of $2.66 per share (the "Term Note") and (2) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (together with the Revolving Note, the "AR Notes") in the aggregate principal amount of up to three million dollars ($3,000,000), which are convertible into the Registrant's common stock at an initial fixed conversion price of $2.66 per share. Laurus also acquired a Common Stock Purchase Warrant for the purchase of up to 472,000 shares of Common Stock, exercisable until September 30, 2009 at a price of $3.00 per share (the "Warrant"). The Term Note and AR Notes (collectively, the "Notes") mature on September 30, 2007 and are secured by a first priority lien on all collateral of the Registrant, including inventory, accounts receivable, raw materials and all of its ownership interests in Whitco Company, LP, its wholly-owned subsidiary. The Notes accrue interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%), but shall in no event be less than six percent (6%) per annum. The Registrant also granted registration rights with respect to all shares of Common Stock underlying the Notes and Warrant. Closing and funding occurred on September 30, 2004.

         By virtue of a written amendment dated December 3, 2004, the Company received an advance of $600,000 from Laurus for working capital purposes. In exchange for this advance, the initial fixed conversion price of the Notes was lowered from $2.66 to $1.50. Laurus also acquired a Common Stock Purchase Warrant for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share (the "Additional Warrant").

         Pursuant to a written amendment dated April 18, 2005 (the "Amendment"), the Company received an advance of $383,841.67 from Laurus for working capital purposes. In exchange for this advance, the Company issued 250,000 restricted shares of its common stock to Laurus. Although this amount is being added to the principal due under the AR Notes, this particular advance is due in full on one business day's notice from Laurus. Failure to pay such amount when due shall constitute an event of default under the AR Notes.

         A copy of the Amendment is filed as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

10.1  Amendment and Agreement

                                   SIGNATURES

                                    FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CATALYST LIGHTING GROUP, INC.


/s/ Dennis H. Depenbusch
-----------------------------
Dennis H. Depenbusch
Chairman and CEO

Date:  April 20, 2005